Exhibit 99.1

Dillard's, Inc. Reports Record First Quarter Earnings Per Share

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--May 20, 2006--Immediately prior to its annual meeting today, Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") announced operating results for the 13 weeks ended April 29, 2006. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information".

    Income

    Net income for the 13 weeks ended April 29, 2006 was $61.3 million ($0.77 per diluted share) compared to net income of $38.0 million
($0.46 per diluted share) for the 13 weeks ended April 30, 2005.

    Highlights

    Dillard's remains committed to providing a differentiated shopping experience to position its merchandise mix toward a more upscale and contemporary tone to continue to attract customers who are seeking exciting statements in fashion. Resulting successes in the first quarter include:

    -- Same store sales increased 2% for the 13 weeks ended April 29, 2006 compared to the 13 weeks ended April 30, 2005.

    -- Dillard's improved its gross margin performance by 70 basis points of sales compared to the 13 weeks ended April 30, 2005 as customers responded positively to the Company's improvements in its merchandise assortment.

    Revenues

    Net sales for the 13 weeks ended April 29, 2006 were $1.838 billion compared to sales for the 13 weeks ended April 30, 2005 of $1.803 billion.
    During the 13 weeks ended April 29, 2006, net sales were strongest in the Eastern and Western regions, where performance exceeded the Company's total trend for the period. Net sales were slightly below trend in the Central region.
    Net sales in accessories/lingerie and furniture significantly exceeded the Company's average sales trend for the 13 weeks ended April 29, 2006, while performance in children's apparel was significantly below trend.

    Gross Margin

    Dillard's achieved gross margin improvement of 70 basis points of sales for the 13 weeks ended April 29, 2006 compared to the 13 weeks ended April 30, 2005. The Company attributes its improved gross margin performance to positive customer response to its merchandise mix as evidenced by a comparable store sales increase of 2% and lower levels of markdowns partially offset by lower markups.
    Total inventory as of April 29, 2006 declined 1% compared to April 30, 2005. Inventory in comparable stores declined 2% for the same period.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general ("S G & A") declined 70 basis points of sales ($2.7 million) for the 13 weeks ended April 29, 2006. S G & A expenses were $494.6 million and $497.3 million for the 13 weeks ended April 29, 2006 and April 30, 2005, respectively.
    Financial Accounting Standards Board No. 123R was effective for the Company beginning in fiscal year 2006 and required the recording of the fair value of stock based compensation. Total stock compensation expense for the 13 weeks ended April 29, 2006 was $532,000.

    Interest and Debt Expense

    Interest and debt expense declined $2.6 million to $23.6 million for the 13 weeks ended April 29, 2006 compared to the 13 weeks ended April 30, 2005 as a result of lower debt levels.
    As of April 29, 2006, letters of credit totaling $71.4 million were outstanding under the Company's $1.2 billion revolving credit facility.

    Share Repurchase Program

    During the 13 weeks ended April 29, 2006, Dillard's repurchased $3.3 million of Class A Common Stock under its $200 million share repurchase program approved by the board of directors in May of 2005. As of April 29, 2006, authorization of $111.9 million remained under the share repurchase program. As of April 29, 2006, 79.2 million shares of Dillard's, Inc. Class A and Class B Common Stock were outstanding.

    Store Information

    Four stores in the Gulf Coast area which were damaged by Hurricane Katrina and Hurricane Rita remained closed as of April 29, 2006.

Dillard's opened three new locations during the first quarter of 2006:

            Center                  City         Square Feet   Month
----------------------------------------------------------------------
Southaven Towne Center           Southaven, MS     155,000     March
The Summit Sierra                Reno, NV          200,000     March
The Mall at Turtle Creek (1)     Jonesboro, AR     155,000     March

(1) Replacement store.

    During the 13 weeks ended April 29, 2006, Dillard's closed locations in Southglenn Mall in Denver, Colorado (165,000 square feet) and Heritage Park Mall in Midwest City, Oklahoma (100,000 square feet).
    As of April 29, 2006, the Company operated 327 Dillard's locations spanning 29 states, net of the four locations closed at the time due to hurricane damage.


                   Dillard's, Inc. and Subsidiaries
              Condensed Consolidated Statements of Income
                 (In Millions, Except Per Share Data)

                                         13-Week Period Ended
                              ----------------------------------------

                                  April 29, 2006      April 30, 2005
                              ----------------------------------------

                                           % of Net           % of Net
                                 Amount     Sales     Amount    Sales
                              ------------ ------- ----------- -------

Net sales                      $  1.837.5      -   $  1,803.0      -
Total revenues                    1,879.0  102.3 %    1,838.7  102.0 %
Cost of sales                     1,179.4   64.2      1,170.3   64.9
Advertising, selling,
 administrative and general
 expenses                           494.6   26.9        497.3   27.6
Depreciation and amortization        73.4    4.0         74.6    4.1
Rentals                              11.6    0.6         10.5    0.6
Interest and debt expense            23.6    1.3         26.2    1.5
Asset impairment and store
 closing charges                      0.0    0.0          0.4    0.0
                              ------------         -----------
  Total costs and expenses        1,782.6             1,779.3
                              ------------         -----------
Income before income taxes           96.4    5.2         59.4    3.3
Income taxes                         35.1                21.4
                              ------------ ------- ----------- -------
Net Income                     $     61.3    3.3 % $     38.0    2.1 %
                              ============ ======= =========== =======
Basic and diluted earnings per
 share                         $     0.77          $     0.46
                              ============         ===========
Basic weighted average shares        79.3                83.2
                              ============         ===========

Diluted weighted average shares      79.4                83.5
                              ============         ===========


                   Dillard's, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                                   April 29, April 30,
                                                     2006      2005
                                                  ---------- ---------
Assets
Current Assets:
  Cash and cash equivalents                       $   301.7 $   455.5
  Trade accounts receivable                            11.5       9.0
  Merchandise inventories                           2,053.0   2,073.8
  Other current assets                                 35.9      40.6
                                                  ---------- ---------
    Total current assets                            2,402.1   2,578.9

Property and equipment, net                         3,152.0   3,202.7
Goodwill                                               34.5      35.5
Other assets                                          175.1     184.6
                                                  ---------- ---------

    Total Assets                                  $ 5,763.7 $ 6,001.7
                                                  ========== =========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses     $ 1,064.8 $ 1,156.6
  Current portion of long-term debt and capital
   leases                                             204.1      96.3
  Federal and state income taxes including current
   deferred taxes                                      71.4      93.9
                                                  ---------- ---------
    Total current liabilities                       1,340.3   1,346.8

Long-term debt and capital leases                   1,089.4   1,326.3
Other liabilities                                     262.8     270.3
Deferred income taxes                                 473.2     498.0
Guaranteed preferred beneficial interests in the
  Company's subordinated debentures                   200.0     200.0
Stockholders' equity                                2,398.0   2,360.3
                                                  ---------- ---------

    Total Liabilities and Stockholders' Equity    $ 5,763.7 $ 6,001.7
                                                  ========== =========

                          Other Information
                            (In Millions)

                                                   April 29, April 30,
                                                     2006      2005
                                                  ---------- ---------
Square footage                                         56.8     56.1
                                                  ========== =========
Capital expenditures
  13 weeks ended                                  $    64.7 $  101.5

    Estimates for 2006

    The Company is updating the following estimates for certain income statement items for the fiscal year ending February 3, 2007 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change -- See "Forward-Looking Information".

                                                 In Millions
                                                 -----------
                                             2006            2005
                                           Estimated        Actual
                                          -----------      --------
    Depreciation and amortization            $300            $302
    Rental expense                             57              48
    Interest and debt expense                  99             106
    Capital expenditures
     (net of asset trade in)                  340             367


    Forward-Looking Information

    The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the Company's execution of merchandise initiatives and estimates for 2006 are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; events causing disruption or delays in the store construction schedule, world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.

    CONTACT: Dillard's, Inc.
             Julie J. Bull, 501-376-5965